Exhibit 3.3

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1)
Name and jurisdiction of organization of each constituent entity (NRS 92A.200):
 ☐ If there are more than two constituent entities, check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

WILDCAT MINING CORPORATION
Name of acquired entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

and,

VARCA VENTURES, INC.
Name of acquiring entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

2)	The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 1 Revised: 08-31-11

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

3)
Owner’s approval (NRS 92A.200) (options a, b, or c must be used for such entity):
 ☐ If there are more than two constituent entities, check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.

(a) Owner’s approval was not required from

Name of acquired entity, if applicable

and, or;

VARCA VENTURES, INC.
Name of acquiring entity, if applicable

(b) The plan was approved by the required consent of the owners of *

WILDCAT MINING CORPORATION
Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 2 Revised: 08-31-11

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of acquired entity, if applicable

and, or;

Name of acquiring entity, if applicable

4)	Location of Plan of Exchange (check a or b):

☒	(a)	The entire plan plan of exchange is attached;

or,

☐	(b)
The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 3 Revised: 08-31-11

(Seal)	ROSS MILLER Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Effective date and timing of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:        Time:
6)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230):**

☐ If there are, more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.

WILDCAT MINING CORPORATION
Name of acquired entity

/s/ Roger Tichenor	Chief Executive Officer	October 7, 2011
Signature	Title	Date

VARCA VENTURES, INC.
Name of acquiring entity

/s/ Nadeem Lila	President	October 7, 2011
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

** The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Exchange Page 4 Revised: 08-31-11

PLAN OF EXCHANGE

THIS PLAN OF EXCHANGE (this “Plan”) is entered into as of October 7, 2011 between VARCA VENTURES, INC., a Nevada corporation with its principal place of business located at 23 Kincora Grove NW, Calgary, Alberta, Canada T3R OA4 (“Acquiror”) and WILDCAT MINING CORPORATION, a Nevada corporation with its principal place of business located at 1630 Ringling Blvd., Sarasota, Florida 34236 (“Acquiree”).

1.           Distribution to Stockholders.  At the Effective Time of the share exchange, each of the 63,215,114 issued and outstanding shares of common stock, par value $0.001 per share, of Acquiree shall be converted into and shall represent the right to receive one share of common stock, par value $0.0001 per share, of Acquiror, and Acquiree shall become a wholly-owned subsidiary of Acquiror.

2.           Satisfaction of Rights of Acquiree’s Stockholders.  All shares of Acquiror’s stock into which shares of Acquiree’s stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

3.           Stockholder Approval.  The Plan of Share Exchange herein made shall be submitted to the stockholders of Acquiree for their approval or rejection in the manner prescribed by the provisions of Chapter 92A, Nevada Revised Statutes (the “Nevada Statutes”).

4.           Supplemental Action.  If at any time after the Effective Time, any further conveyances, agreements, documents, instruments, assurances or any  further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or Acquiree, as the case may be, whether past or remaining in office, shall make, execute, deliver, file and/or record any and all proper conveyances, agreements, documents, instruments and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

5.           Filing with the Nevada Secretary of State and Effective Date.  Upon the Closing, as provided in the Share Exchange Agreement, Acquiror and Acquiree shall cause their respective President to execute Articles of Exchange and upon such execution this Plan shall be deemed incorporated by reference into the Articles of Exchange as if fully set forth in such Articles and shall become an exhibit of such Articles of Exchange.  Thereafter, the Articles of Exchange shall be delivered for filing to the Nevada Secretary of State in accordance with the Nevada Statutes. The Effective Time of the share exchange shall be the filing of the Articles of Exchange.

6.           Amendment and Waiver.  Any of the terms or conditions of this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the stockholders of Acquiree by an agreement in writing, or at any time thereafter so long as such change is in accordance with the Nevada Statutes.

7.           Termination.  At any time before the Effective Time (whether before or after filing the Articles of Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the stockholders of Acquiree.